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                          CERTIFICATE OF INCORPORATION

                                       OF

                        AEGIS COMMUNICATIONS GROUP, INC.
  (RESTATED TO REFLECT ALL AMENDMENTS THROUGH AND INCLUDING DECEMBER 10, 1999)




FIRST: The name of this Corporation is AEGIS COMMUNICATIONS GROUP, INC. (the

"Corporation").




SECOND: The Corporation' s registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New

Castle, Zip Code 19801, and its registered agent is The Corporation Trust

Company.




THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation

Law of Delaware.




FOURTH: The total number of shares of all classes of stock which the

Corporation shall have authority to issue shall be 202,000,000 shares,

consisting of (a) 200,000,000 shares of common stock, $.01 par value per share

("Common Stock"), and (b) 2,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock").




    A.    Shares of Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors, each such series to have such designations as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall

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have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights, terms,

qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. The Preferred Stock of any series shall or may be,

without limitation, (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends at such rates, on such conditions and at such times; (c) entitled to such rights upon the dissolution of, or upon the distribution of the assets of, the Corporation; (d) entitled to such voting rights; (e) subject to or entitled to such preferences; (f)

subject to or entitled to such sinking fund provisions; and (g) made convertible into, or exchangeable for, shares of any other class or classes,

or any other series of the same or any other class or classes of stock of the

Corporation at such price or prices or at such rates of exchange and with such adjustments, as shall or may be provided, stated or expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of

Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares.

    B.    The Common Stock of the Corporation shall be subject to the prior rights of the Preferred Stock as may be set forth in the resolution or resolutions by the Board of Directors providing for the issuance of the

Preferred Stock. Except for such voting rights as may be provided for in the resolution or resolutions creating one or more series of Preferred Stock,

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voting rights solely shall be in the Common Stock. Cumulative voting in any election of directors, regardless of class or series, is hereby expressly denied.

    C.    By resolutions duly adopted by the Corporation's Board of Directors,

on or prior to the date hereof, the Corporation has designated the following:

(a) 29,778 shares of Preferred Stock as Series B Preferred Stock; (b) 231,902

shares of Preferred Stock as Series D Preferred Stock; (c) 132,053 shares of

Preferred Stock as Series E Preferred Stock; and (d) 46,750 shares of

Preferred Stock as Series F Preferred Stock.




FIFTH: No stockholder of this Corporation shall by reason of his holding shares of any class of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares of such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder other than such rights, if any, as the Board of Directors, in its discretion, may fix;

and the Board of Directors may issue shares of any class of this Corporation,

or any note, debentures, bonds or other securities of any class of this

Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, whether in whole or in part, to the existing stockholders of any class.




SIXTH: NUMBER, ELECTION AND TERMS OF DIRECTORS. Subject to the rights, if any,

of the holders of any series of Preferred Stock to elect additional directors under circumstances

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specified in a Preferred Stock designation, the number of directors of the

Corporation will not be less than two nor more than twelve and will be fixed from time to time in the manner described in the bylaws of the Corporation.

Each Director will be elected for a one-year term and until his or her successor has been duly elected and qualified.




SEVENTH: A. The Corporation shall indemnify any director, officer or employee,

or former director, officer or employee of the Corporation, or any person who may have served at its request, as a director, officer or employee of another corporation in which it owns shares of stock, or of which it is a creditor,

against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by Section 145 of the General

Delaware Corporation Law, including the power to purchase and maintain insurance, as provided in paragraph (g) of Section 145.

    B.    A director of the Corporation shall not be personally liable to the

Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If the General Corporation Law of the

State of Delaware is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so

amended. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder

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with respect to any act or omission occurring prior to or at the time of such repeal or modification. The provisions of this paragraph shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provision of this paragraph.




EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the power to adopt, amend or repeal bylaws of the Corporation is conferred upon the directors.




NINTH: No contract or transaction between this Corporation and any person,

firm, association, or corporation and no act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested,

directly or indirectly, in such contract, transaction or act, or are related to or interested in, as a director, stockholder, officer, employee, member or otherwise, such person, firm, association or corporation. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote thereat with respect to such contract, transaction or act with like force and effect as if he were not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the

Corporation or to any stockholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.


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